Exhibit 99.1

Joint Filer Information

This statement on Form 4 is filed by VNG Holdings Inc., VNG Holdings LLC,
Caxton-Iseman (VNG), L.P., Golconda Holdings, Inc. and Frederick J. Iseman
(collectively, the "Reporting Persons"). The principal business address of each of the Reporting Persons is c/o Caxton-Iseman Capital, Inc.,
500 Park Avenue, New York, New York 10022.

Name of designated filer: VNG Holdings Inc.
Date of Event Requiring Statement:February 28, 2007
Issuer Name and Ticker or Trading Symbol: Valley National Gases
Incorporated (VLG)

                                        VNG Holdings Inc.

                                        By: /s/ William A. Indelicato

                                        Name:  William A. Indelicato
                                        Title: Chief Executive Officer

                                        VNG Holdings LLC
                                        By: /s/ William A. Indelicato
                                        Name: William A. Indelicato
                                        Title: Chief Executive Officer

                                        CAXTON-ISEMAN (VNG), L.P.
                                        By:  Golconda Holdings, Inc.,
                                        its general partner

                                        By:/s/ Frederick J. Iseman
                                        Name:  Frederick J. Iseman
                                        Title: President

                                        GOLCONDA HOLDINGS, INC.

                                        By:/s/ Frederick J. Iseman
                                        Name:  Frederick J. Iseman
                                        Title: President

                                        FREDERICK J. ISEMAN

                                        By:/s/ Frederick J. Iseman
                                        Name: Frederick J. Iseman